Exhibit 10.ii.cc

SUPPLY AGREEMENT

FEED GRADE PHOSPHATES (MONOCAL)

VENEZUELA

DATE:	MAY 16, 2006

SELLER:	MOSAIC FERTILIZER LLC, d.b.a.
MOSAIC FEED INGREDIENTS
8813 HWY 41 SOUTH
RIVERVIEW, FL 33569

BUYER:	CARGILL DE VENEZUELA
EDIFICIO PARQUE CRISTAL TORRE OESTE
PISO 8, AV. FRANCISCO DE MIRANDA
CARACAS, VEN 1060

PRODUCT:	BIOFOS

SPECIFICATIONS:	TYPICAL MOSAIC SPECIFICATIONS

MARKET:	VENEZUELA

PERIOD:	JUNE 2006 THROUGH MAY 2007

PRICING:	TO BE NEGOTIATED AT TIME OF PURCHASE

QUANTITY:	TO BE NEGOTIATED AT TIME OF PURCHASE

DELIVERY:	TO BE NEGOTIATED AT TIME OF PURCHASE

PAYMENT:	TYPICALLY 60 DAYS

TERMS:	MOSAIC TERMS AND CONDITIONS TO APPLY. (ATTACHED)

CARGILL, INCORPORATED	MOSAIC FERTILIZER, LLC

By:	By:
Name:	Name:
Its:	Its: